 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2015

Novamex Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54035	20-4952339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1610 Woodstead Court, Suite 330 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(844) 266-8263

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 20, 2015, Novamex Energy Inc., a Nevada corporation (the "Company"), issued a press release announcing that on May 20, 2015 (the "Closing Date”), the Company entered into and consummated a merger transaction pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Novamex Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (the "Subsidiary"), Rio Bravo Oilfield Services, Inc., a Texas corporation ("Rio Bravo"), and Gordon Payne, Jackson Payne, and Coleman Payne, the shareholders of Rio Bravo. In accordance with the terms of Merger Agreement, on the Closing Date, the Subsidiary merged with and into Rio Bravo (the "Merger"), with Rio Bravo surviving the Merger as the Company's wholly-owned subsidiary. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 or furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company, under the Securities Act of 1933, as amended, or the Exchange Act.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Additional Information:

Pursuant to the requirements of Form 8-K, the Company will file with the SEC a Current Report on Form 8-K describing the Merger on or before May 26, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release of Novamex Energy Inc., dated May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novamex Energy, Inc.

Date:	May 20, 2015	By:	/s/ Coleman Payne
Coleman Payne
Secretary